Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

magicJack VocalTec Ltd.
Netanya, Israel
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 16, 2017, relating to the consolidated financial statements and the effectiveness of magicJack VocalTec Ltd's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP
West Palm Beach, FL
August 25, 2017